UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Regional Management Corp. (the “Company”) held its annual meeting of stockholders on April 24, 2013 (the “Annual Meeting”). The Company received proxies totaling 92.48% of its issued and outstanding shares of common stock, representing 11,547,889 shares of common stock, as of the record date. At the Annual Meeting, the stockholders of the Company voted on the following proposals, which are described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2013 (the “Proxy Statement”). The results of the voting are presented below.

Election of Directors

The Company’s stockholders elected the nine nominees named in the Proxy Statement to serve as members of the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified, based on the following final voting results:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Roel C. Campos	10,410,700	149,132	988,057
Alvaro G. de Molina	10,507,660	52,172	988,057
Richard T. Dell’Aquila	9,537,659	1,022,173	988,057
Thomas F. Fortin	9,816,496	743,336	988,057
Richard A. Godley	9,318,732	1,241,100	988,057
Jared L. Johnson	9,318,732	1,241,100	988,057
Carlos Palomares	10,529,036	30,796	988,057
David Perez	9,318,732	1,241,100	988,057
Erik A. Scott	9,340,108	1,219,724	988,057

Ratification of Independent Auditor

The Company’s stockholders approved the ratification of McGladrey LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2013, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
11,546,789	1,100	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: April 29, 2013	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer